SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                   May 8, 1998
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                       MERIDIAN MEDICAL TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    0-5958                    52-0898764
----------------------------       -----------            ----------------------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)


                             10240 Old Columbia Road
                            Columbia, Maryland 21046
                                 (410) 309-6830
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code, and telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

        Filed herewith as Exhibits 99.1 and 99.2 are copies of press releases issued by Meridian Medical Technologies, Inc. (the "Company") on May 8, 1998. Such press releases are incorporated herein by reference.

         The Senior Subordinated debt referred to in Exhibit 99.2 is in the aggregate principal amount of $15 million, bears interest at an annual rate of 12% payable quarterly and matures on April 30, 2005 (the "Note"). In conjunction with the issuance of the Note, the Company issued to the investor warrants to purchase 204,770 shares of the Company's common stock, par value $.10 per share ("Common Stock"), when exercised and registration rights with respect to such Common Stock.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)    Exhibits.

               The exhibits listed in the Exhibit Index are filed herewith.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Meridian Medical Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                      By:  /s/ G. Troy Braswell
                                           -----------------------
                                           G. Troy Braswell
                                           Chief Financial Officer


Date:   May 8, 1998





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                                  EXHIBIT INDEX


99.1     Press Release of Meridian Medical Technologies, Inc. dated May 8, 1998.

99.2     Press Release of Meridian Medical Technologies, Inc. dated May 8, 1998.